Certification Pursuant to Section 906 of the Sarbanes-Oxley Act
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Tortoise Gas and Oil Corporation does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Tortoise Gas and Oil Corporation for the period ended November 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Tortoise Gas and Oil Corporation for the stated period.
/s/ David J. Schulte David J. Schulte President and Chief Executive Officer Tortoise Gas and Oil Corporation	/s/ Terry Matlack Terry C. Matlack Chief Financial Officer Tortoise Gas and Oil Corporation
Dated: February 6, 2008
This certification is being furnished pursuant to Item 12(b) of Form N-CSR and Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by Tortoise Gas and Oil Corporation for purposes of Section 18 of the Securities Exchange Act of 1934.